UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2022
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 15, 2022, Heights Financing I, LLC (the “Borrower”), an indirect wholly owned bankruptcy-remote subsidiary of Southern Co., Inc., entered into an asset-backed warehouse facility (the “Facility”) under a Credit Agreement (the “Credit Agreement”) with SouthernCo, Inc., as Servicer, Credit Suisse AG, New York Branch, as Administrative Agent and as Structuring and Syndication Agent, Credit Suisse AG, Cayman Islands Branch, as Class A Committed Lender and ACM AIF Evergreen P2 DAC SubCo LP, as Class B Committed Lender, certain other lenders party thereto (collectively, the “Lenders”), the agents for the Lender Groups, the subservicers party thereto, Computershare Trust Company, National Association (“Computershare”), as Paying Agent, Image File Custodian, Backup Servicer and Collateral Agent, and Wilmington Trust, National Association (“Wilmington Trust”), as Borrower Loan Trustee.
Pursuant to the Credit Agreement, the aggregate borrowing capacity under the Facility is $425 million, which upon the consummation of the first asset-backed securities offering following the closing date, will be reduced by the greater of $75 million and (B) 50.00% of the total size of the amount borrowed under such offering. The revolving period of the Facility extends to the earlier of July 15, 2024 or a Facility Amortization Event, during which period borrowings under the Facility will bear interest at a rate based on Term SOFR (or a subsequent replacement rate).
During the revolving period, the borrowing capacity under the Facility with respect to each Lender Group is determined by applying an applicable advance rate against the outstanding principal balance of eligible receivables, subject to certain adjustments. The Facility is secured primarily by a pool of non-revolving secured and unsecured fixed-rate personal loans and related assets. The Facility contains affirmative and negative covenants and representations and warranties customary for financings of this type. The Borrower’s ability to borrow under the Facility is subject to the continued satisfaction of certain conditions.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01 Regulation FD Disclosure
On July 18, 2022, the Company issued a press release announcing the execution of the Credit Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(d). Exhibits

	Exhibit Number	Description
10.1
Credit Agreement, dated as of July 15, 2022, among Heights Financing I, LLC, SouthernCo, Inc., the lenders and agents from time to time party thereto, the subservicers party thereto, Computershare Trust Company, National Association, Wilmington Trust, National Association and Credit Suisse AG, New York Branch.*#

	99.1	Press Release, dated July 18, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.
#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are not material and would likely cause competitive harm to the Company if publicly disclosed.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of July, 2022.

                        CURO Group Holdings Corp.

                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer